Exhibit 32.01
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Quarterly Report of CSK Auto Corporation on Form 10-Q for the period ending July 30, 2006 (the “Report”) for the purpose of complying with Rule 13a -14(b) or Rule 15d -14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Each of the undersigned, in his capacity as an officer of CSK, certifies that to the best of his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CSK.
This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this statement has been provided to CSK Auto Corporation and will be retained by CSK Auto Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

August 15, 2007	/s/ MAYNARD L. JENKINS
Maynard L. Jenkins
Chief Executive Officer

August 15, 2007	/s/ STEVEN L. KORBY
Steven L. Korby
Interim Chief Financial Officer